UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Closing of the Second Tranche of the Deerfield Financing

As previously disclosed, Cytomedix, Inc., a Delaware corporation (the “Company”), entered into a Facility Agreement dated as of March 31, 2014 (the “Facility Agreement”) with affiliates of Deerfield Management Company, L.P. (“Deerfield”), pursuant to which Deerfield agreed to loan to the Company up to $35 million, subject to the terms and conditions set forth in the Facility Agreement (the “Deerfield Financing”). The first draw in the amount of $9 million was closed on March 31, 2014 (the “First Draw”).

On June 25, 2014, following satisfaction of closing conditions, the Company completed the second draw under the Facility Agreement in the aggregate amount of $26 million (the “Second Draw”). Further, pursuant to the terms of the Facility Agreement and at the time of the Second Draw, the Company issued to Deerfield 67,500,000 warrants to purchase shares of the Company’s common stock at the exercise price of $0.52 per share (the “Deerfield Warrants”), subject to adjustments. These warrants are substantially identical to the warrants issued to Deerfield in the connection with the First Draw and contain, among other things, limitations that prevent the holder of any warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates to exceed 9.98% of the total number of shares of our common stock then issued and outstanding. The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Deerfield Warrants and expects to rely on such exemption for any issuance of its shares issuable upon exercise of the Deerfield Warrants (the “Deerfield Warrant Shares”). The Deerfield Warrants and the Deerfield Warrant Shares have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Pursuant to the terms of the registration rights agreement dated as of the date of the Facility Agreement, as amended below, the Company agreed to file a registration statement to register, among others, the resale of the shares of its common stock issuable upon conversion of the Deerfield notes and exercise of the Deerfield Warrants issued and sold in the Second Draw, subject to limitations contained in such instruments and agreements.

In connection with the closing of the Second Draw, the Company and Deerfield entered into an amendment to the Facility Agreement, dated as of June 25, 2014 (the “Amendment”). The parties agreed to amend the payment of the Yield Enhancement Payment referenced in the Facility Agreement which represented a payment of 3% of the principal amount drawn under the Deerfield facility, originally contemplated to be payable in shares of the Company’s common stock or in cash. Under the terms of the Amendment, the Yield Enhancement Payment in connection with the Second Draw will be payable in shares of the Company’s common stock (the “Yield Enhancement Shares”), which number of shares will be equal to the Yield Enhancement Payment divided by the lesser of (x) the volume weighted average price of the Company’s common stock for the five consecutive trading days period (the “5-day VWAP”) prior to the filing date of the Company’s registration statement registering, among other things, the resale of the Deerfield note conversion shares and the Deerfield Warrant Shares of our common stock, including the Yield Enhancement Shares (the “S-1 Registration Statement”) or (y) the closing bid price for the Company’s common stock on the last trading day prior to the filing of the S-1 Registration Statement, provided that such closing bid price is no less than 93% of the last closing price for the Company’s common stock during regular trading hours on such date (the “Yield Enhancement Price”). Finally, in the event that the S-1 Registration Statement is not declared effective by the Securities and Exchange Commission within twenty trading days following the filing of the S-1 Registration Statement, the Company will make a cash payment to Deerfield in the amount equal to the product of (x) the number of the Yield Enhancement Shares and (y) the difference between (i) the Yield Enhancement Price and (ii) the price equal to the 5-day VWAP period beginning on the trading day immediately following the effectiveness of the S-1 Registration Statement.

The foregoing description of the Amendment to the Facility Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is filed as exhibit to this filing and is incorporated herein by reference. Such document contains representations and warranties by each of the parties thereto. The representations, warranties and covenants contained in such document were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and (i) should not be treated as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the agreement by disclosures that were made to the other party in connection with the negotiation of the agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of such agreement or such other date or dates as may be specified in the agreement.

In connection with the closing of the second draw on the Deerfield facility, the Company paid to BTIG, LLC, the placement agent in connection with this transaction (the “Placement Agent”), $1.71 million cash commission and a warrant to acquire 3,525,000 shares of the Company’s common stock on the terms and provisions substantially similar to the Deerfield Warrants.

Upon the closing of the second draw on the Deerfield facility and following the retirement of JP Nevada Trust debt (described below), net proceeds to the Company in the amount of approximately $22.13 million will be utilized for general corporate and working capital purposes.

Payoff and Discharge of the JP Nevada Trust Promissory Note

On June 23, 2014, the Company paid approximately $2.16 million to extinguish the secured debt (including interest accrued to date and applicable fees) evidenced by a promissory note dated April 28, 2011, held by JP Nevada Trust thereby discharging the Note and the debt thereunder. The Company has no further obligations or liability under the Notes. The financial impact of the foregoing payoff will be reflected in the Company's financial statements for the quarterly period ended June 30, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by referenced into this Item 3.02.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the Company’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2013, filed on March 31, 2014 with the SEC, as well as other periodic filings on Form 10-Q and filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 8.01 Other Events

On June 26, 2014, the Company issued a press release relating to the closing of the Second Draw of the Deerfield facility. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Exhibits

10.1	Amendment to the Facility Agreement dated as of June 25, 2014.
99.1	Press release dated June 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date: July 1, 2014